UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: August 16, 2010
(Date of earliest event reported)

ENERGIZ RENEWABLE, INC.
(Exact name of registrant as specified in its charter)

Florida --------------------------------	000-27279 --------------------------------	65-1016255 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 First Street
Keyport, NJ 07735
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(Address of principal executive offices) (Zip Code)

(732) 319-9235
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE MANAGEMENT

Item  5.01      Change of Control of Registrant.

On March 17, 2010, shareholders of the Company that owned 11,658,300 shares out of a total of 12,272,300 issued and outstanding common shares of the Company, entered into an agreement to sell to various new shareholders an aggregate of 10,492,470 of their common shares of the Company for an aggregate price of $300,000 with closing to take place on or before July 18, 2010.  Under said agreement, David Brown, the Company’s Chairman of the Board would own 8,789,400 of said shares and therefore a change of control of the Company would take place at that time.

On May 10, 2010 a Stock Purchase Agreement Addendum was executed to the above Stock Purchase Agreement to clarify that Edward T. Whelan and Richard H. Tanenbaum shall forgive any debt owed by the Company as of December 31, 2009, so that the Buyer has no further liability to either for any obligations incurred by the Company arising prior to January 1, 2010.  The only obligations remaining shall be for accounting and legal services and for services rendered by Edward T. Whelan and/or Richard H. Tanenbaum to the Company after December 31, 2009.

On August 4, 2010, the Board of Directors of the Company approved the closing of the stock purchase agreement.  As a result, $300,000 in gross proceeds were received from David Brown and distributed, net of $100,000 which was utilized to settle debt of the Company, to the shareholders of the Company in exchange for 10,492,470 shares of common stock.  Of the $100,000 in debt settled by the Company, $35,601 was with the former Management and principal shareholders.

In connection with the closing of the stock purchase agreement, the former Management and principal shareholders agreed to forgive a total of $1,081,562 in accrued expenses and advances.  The proforma effect of the change of control on the Company’s Balance Sheet is summarized as follows:

	June 30, 2010
	As		Subsequent to
	Filed	Adjustments	Change in Control
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$2,324	$-	$2,324
Total Current Assets	2,324	-	2,324

Total Assets	$2,324	$-	$2,324

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	138,562	(64,399)	74,163
Accrued expenses	1,273,200	(1,093,200)	180,000
Advances from shareholders	23,963	(23,963)	-
Notes payable - demand	250,000	-	250,000
Total Current Liabilities	1,685,725	(1,181,562)	504,163

Total Liabilities	1,685,725	(1,181,562)	504,163

STOCKHOLDERS' DEFICIT
Common stock, $.0001 Par Value,
100,000,000 shares authorized, 16,322,300
shares issued and outstanding at June 30, 2010	1,633	-	1,633
Additional paid-in-capital	221,063	1,181,562	1,402,625
Deficit accumulated during development stage	(1,906,097)	-	(1,906,097)
Total Stockholders’ Deficit	(1,683,401)	1,181,562	(501,839)

Total Liabilities and Stockholders’ Deficit	$2,324	$-	$2,324

The above adjustments are as follows:
(1)	A reduction of accounts payable by $64,399 and accrued expenses by $35,601 for the $100,000 in expenses paid from the proceeds of the stock purchase agreements.
(2)	A reduction of accrued expenses by $1,057,599 and advances from shareholders by $23,963 for the loans and debt forgiven by the former management and principal shareholders.
(3)
The total amounts paid to or forgiven by the former management and principal shareholders consisted of $1,053,000 in accrued wages under employment agreements, $40,200 in accrued rent paid by shareholders on behalf of the Company and $23,963 in loans.

(4)	The total above amounts of $1,181,562 were recorded as a capital contribution.

SECTION 8 - OTHER EVENTS

Item  8.01      Other Events

    On March 25, 2010, the Company engaged the Law Offices of SEC Attorneys, LLC.  The Company agreed to pay an annual fee of $66,000, payable at $5,550 per month.

    On May 2, 2010, the Board of Directors approved an employment agreement with Pierre Villeneuve.  The agreement was approved retroactive to February 2, 2010, are for a base salary of $120,000 for a three year term.  The agreement renews automatically for two additional three year terms.  The agreement allows for up to $5,000 as an automobile allowance.  The agreement can be terminated without cause by either party, however each individual shall receive 3 years compensation as severance if the agreements are terminated by the Company.    Under the agreement, the employee shall receive 400,000 shares for the execution of the employment agreement and 600,000 of which were for the transfer of the license owned by Pierre Villeneuve with Energiz International to the Company.

    On August 4, 2010, the Board of Directors approved a consulting agreement with Richard Tanenbaum, the former President of the Company, for legal services.  The agreement was approved retroactively to January 1, 2010.  The agreement covers the following services:  (1) drafting of Stock Purchase Agreement and facilitating sale of the Company, (2) the preparation of a Private Placement Memorandum in conjunction with others: (3) drafting of contracts, joint venture agreements, etc., with Apollon Solar, Energiz SA and Vincent Industries; (4) drafting of such other documents as may be required in the efforts of the Company to finance and operate a company which is intended to be a major participant in the solar energy industry, a partner in new technologies in the domain, a manufacturing company and other projects in various countries throughout the world, including, but not limited to Israel, United States, France, Italy and others; (5) service on the Advisory Committee of ERI and (6) such other matters on an as requested basis.  Compensation for the first item above shall be 600,000 shares of common stock immediately upon closing of the Stock Purchase Agreement.  The attorneys’ fees for the performance of items two through four above shall be a fixed rate retainer of $12,000 per month, payable on the first of each month, for up to 60 hours per month of time/services rendered by Richard H. Tanenbaum.  This option is exercisable only upon execution hereof and shall be deemed effective as of January 1, 2010 and may not be canceled absent lack of performance by Richard H. Tanenbaum for a period of 12 months.  As of January 1, 2011 it shall automatically be extended for another 12 month period, absent termination by either party on or before December 31, 2010.  If less than 60 hours of service are required in any given month there shall be no credit there for. If more than 60 hours of service are required in any given month such shall be billed at 90% of the attorneys’ normal hourly rates.  In addition, for performing item five above, Richard H. Tanenbaum shall be paid such stock or provided stock options in ERI on a basis similar to that provided to David Brown, Pierre Villeneuve, Edward T. Whelan and other key employees.

    On August 4, 2010, the Board of Directors approved Employment Agreements with David Brown, Chairman of the Board and Secretary, and Edward Whelan, President and Board Member.  Each of these agreements was approved retroactive to January 1, 2010, are for a base salary of $180,000 each and for a three year term.  Each agreement renews automatically for two additional three year terms.  Each base salary shall be increased, but not decreased, by the percentage increase in the Company’s stock price during the preceding year, with a maximum increase of 50%.  Each individual shall receive 1,500,000 options each, 500,000 each to be issued on December 31, 2010 and exercisable at $0.50, 500,000 each to be issued on December 31, 2011 and exercisable at $1.50 and 500,000 each to be issued on December 31, 2010 and exercisable at $0.50, 500,000 each to be issued on December 31, 2012 and exercisable at $2.50.  Each individual is allowed up to $5,000 for an automobile allowance.  These agreements can be terminated without cause by either party, however each individual shall receive 3 years compensation as severance if the agreements are terminated by the Company.  Additionally, Edward Whelan is to be issued 8,000,000 shared of common stock under his employment agreement.

    On August 4, 2010, the Board of Directors approved the issuance of 600,000 shares each to Richard Tanenbaum and Edward Whelan for consulting services performed in facilitating the Stock Purchase Agreement.

    On August 4, 2010, the Board of Directors approved the issuance of a total of 3,240,000 shares of common stock to various employees and consultants for services.  No formal employment or consulting agreements exist with these individuals.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statement and Exhibits.

                      Exhibit 10.1          Employment Agreement for Edward T. Whelan, CEO, CFO & Director dated March 17, 2010.
      Exhibit 10.2          Employment Agreement for David Brown, Chairman dated March 17, 2010.

SIGNATURE

ENERGIZ RENEWABLE, INC.
(Registrant)

Date: August 16, 2010	By: /s/ EDWARD T. WHELAN
Edward T. Whelan
Chief Executive Officer and
Chief Financial Officer
(Duly Authorized Officer)

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